SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 6, 2007
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 8.01	Other Events.
     On December 6, 2007, the Board of Directors of the Registrant accepted the resignation of Robert D. Haas from the position of Chairman of the Board, to be effective upon the next annual meeting of the stockholders scheduled to be held on February 8, 2008. Mr. Haas is subject to re-election at that stockholders’ meeting, and if re-elected, he will continue as a voting member of the Board of Directors. In addition, the Board of Directors named Mr. Haas as its Chairman Emeritus for a term of ten years, regardless of Mr. Haas’ ongoing membership with the Board of the Directors. This is an honorary title that carries no separate voting rights.
     Also on December 6, 2007, the Board designated T. Gary Rogers, a current member of the Board of Directors, as the new Chairman of the Board, to be effective upon the next annual meeting of the stockholders on February 8, 2008. Mr. Rogers also will remain in his role as chairman of the Finance Committee and a member of the Human Resources Committee of the Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: December 12, 2007	LEVI STRAUSS & CO.
	By:	/s/ Heidi L. Manes
		Name:	Heidi L. Manes
		Title:	Vice President, Controller